UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 6, 2000



                             STARMEDIA NETWORK, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
           -----------------------------------------------------------
                 (State or other jurisdiction of incorporation)




                1-15015                                    06-1461770
        ------------------------               ---------------------------------
        (Commission File Number)               (IRS Employer Identification No.)



                      75 VARICK STREET, NEW YORK, NY 10013
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip code)



                                 (212) 905-8200
           -----------------------------------------------------------
              (Registrant's telephone number, including area code):



                    29 WEST 36TH STREET, NEW YORK, NY 10018
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.     Financial Statements and Exhibits

      (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following financial statements of Adnet, S. de R.L. de C.V. ("Adnet") are filed herewith on the pages subsequent hereto:

            Interim Financial Statements of Adnet

            (i) Unaudited Condensed Balance Sheets as of December 31, 1999 and March 31, 2000;

            (ii)  Unaudited Condensed Statements of Operations and Comprehensive
                  (Loss) Income for the three months ended March 31, 1999 and 2000;

            (iii) Unaudited   Condensed   Statements  of  Stockholders'   Equity
                  (Deficiency) for the three months ended March 31, 2000;

            (iv) Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 1999 and 2000; and

            (v)   Notes to Unaudited Condensed Financial Statements.

            Audited Financial Statements of Adnet

            (i)   Independent Auditors' Report;

            (ii)  Balance Sheets as of December 31, 1999 and 1998;

            (iii) Statements of Operations and Comprehensive  Loss for the years ended December 31, 1999 and 1998;

            (iv) Statements of Stockholders' Deficiency for the years ended December 31 1999 and 1998;

            (v) Statements of Cash Flows for the years ended December 31, 1999 and 1998; and

            (vi)  Notes to Financial Statements.

      (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information (unaudited) filed herewith on the pages subsequent hereto gives effect to the acquisition of Adnet by StarMedia.

            (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000;

            (ii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999 the three months ended March 31, 2000; and

            (iii) Notes to Unaudited Pro Forma Condensed  Consolidated Financial
                  Information.

      (c) EXHIBITS. Attached as Exhibit 23.1 to this Current Report on Form 8-K/A is the consent of Deloitte & Touche.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 20, 2000                         STARMEDIA NETWORK, INC.
                                             (Registrant)


                                             By:  /s/ Justin K. Macedonia
                                                  ----------------------------
                                                  Justin K. Macedonia
                                                  Senior Vice President and
                                                  General Counsel

ADNET, S. DE R.L. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

UNAUDITED CONDENSED BALANCE SHEETS
(In U.S. Dollars)

                                             DECEMBER 31,      MARCH 31,
                                                1999             2000
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                 $      100,416   $    1,052,170
   Accounts receivable - net                        165,123        1,118,258
   Prepaid expenses                                 544,077          393,739
   Deferred income taxes and employee
     statutory profit sharing                       692,138        1,472,561
                                             --------------   --------------
         Total current assets                     1,501,754        4,036,728

EQUIPMENT - Net                                     141,089          155,201
                                             --------------   --------------

TOTAL                                        $    1,642,843   $    4,191,929
                                             --------------   --------------


LIABILITIES AND STOCKHOLDERS'
  (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
   Accrued expenses and taxes                $       93,335   $      204,650
   Deferred advertising revenues                  1,832,597        1,893,923
   Income tax payable                               101,406          545,380
   Employee statutory profit-sharing
     payable                                         30,956          160,884
   Due to related parties                           474,918          267,159
                                             --------------   --------------
         Total current liabilities                2,533,212        3,071,996
                                             --------------   --------------

STOCKHOLDERS' (DEFICIENCY) EQUITY:
   Business interest                                 31,907        1,904,249
   Accumulated deficit                             (917,987)        (764,438)
   Accumulated other comprehensive loss              (4,289)         (19,878)
                                             --------------   --------------
         Total stockholders' (deficiency)
         equity                                    (890,369)       1,119,933
                                             --------------   --------------

TOTAL                                        $    1,642,843   $    4,191,929
                                             ==============   ==============

See accompanying notes to unaudited condensed financial statements.

ADNET, S. DE R.L. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
(LOSS) INCOME
(In U.S. Dollars)

                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                                 1999             2000
REVENUES:
   Advertising                               $      132,812   $    1,495,148
   Other                                             13,986            5,916
                                             --------------   --------------
                                                    146,798        1,501,064
                                             --------------   --------------

COST AND EXPENSES:
   Costs of services                                 24,316           70,782
   Selling and administrative expenses              326,450        1,422,746
                                             --------------   --------------
                                                    350,766        1,493,528
                                             --------------   --------------

OPERATING (LOSS) INCOME:                           (203,968)           7,536

OTHER INCOME - Net                                    1,697            6,770
                                             --------------   --------------

(LOSS) INCOME BEFORE INCOME TAXES                  (202,271)          14,306

INCOME TAXES:
   Current expense                                   17,759          449,046
   Deferred benefit                                 (24,941)        (588,289)
                                             --------------   --------------
                                                     (7,182)        (139,243)
                                             --------------   --------------

NET (LOSS) INCOME                                  (195,089)         153,549

OTHER COMPREHENSIVE LOSS - Foreign
  currency translation adjustments                   (7,874)         (15,589)
                                             --------------   --------------

COMPREHENSIVE (LOSS) INCOME                  $     (202,963)  $      137,960
                                             ==============   ==============

See accompanying notes to unaudited condensed financial statements.

ADNET, S. DE R.L. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
(DEFICIENCY)
THREE MONTHS ENDED MARCH 31, 2000
(In U.S. Dollars)

                                                             ACCUMULATED
                                                                OTHER              TOTAL
                              BUSINESS      ACCUMULATED     COMPREHENSIVE      STOCKHOLDERS'
                              INTEREST        DEFICIT            LOSS       (DEFICIENCY) EQUITY

BALANCE, JANUARY 1, 2000     $     31,907   $   (917,987)   $     (4,289)   $   (890,369)

   Issuance of common stock       351,064                                        351,064

   Cash contributions           1,417,023                                      1,417,023

   Capitalization of due to
     related party                104,255                                        104,255

   Net income                                    153,549                         153,549

   Other comprehensive loss-
     foreign currency
     translation adjustment                                      (15,589)        (15,589)
                             ------------   ------------    ------------    ------------

BALANCE, MARCH 31, 2000      $  1,904,249   $   (764,438)   $    (19,878)   $  1,119,933
                             ============   ============    ============    ============

See accompanying notes to unaudited condensed financial statements.

ADNET, S. DE R.L. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                      1999              2000
OPERATING ACTIVITIES:
   Net (loss) income                             $     (195,089)  $     153,549
   Adjustments to reconcile net (loss) income
     to net cash used in operating activities:
      Depreciation                                       18,249          21,718
      Deferred income taxes and profit-sharing          (35,874)       (757,636)
      Provision for vacations and vacation
        premium                                           5,532           2,257
   Changes in operating assets and liabilities:
      Accounts receivable - net                         (36,444)       (939,627)
      Prepaid expenses                                 (186,035)        160,209
      Accrued expenses and taxes                        139,802          38,569
      Deferred advertising revenues                     340,504          89,453
      Income tax payable                                (37,291)        437,167
      Employee statutory profit-sharing
        payable                                          (6,549)        127,908
      Due to related parties                           (142,081)       (114,302)
                                                 --------------   -------------
         Net cash used in operating activities         (135,276)       (780,735)
                                                 --------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Acquisition of equipment                              (19,706)        (32,711)
                                                 --------------   -------------

FINANCING ACTIVITIES:
      Issuance of common stock                               --         351,064
      Cash contributions                                     --       1,417,023
                                                 --------------   -------------
         Net cash provided by financing
           activities                                        --       1,768,087
                                                 --------------   -------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
                                                        (11,913)         (2,887)
                                                 --------------   -------------

CASH AND CASH EQUIVALENTS:
   (Decrease) increase                                 (166,895)        951,754
   Beginning of period                                  190,576         100,416
                                                 --------------   -------------

   End of period                                 $       23,681   $   1,052,170
                                                 --------------   -------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

   Cash paid during the three months ended
     March 31, for income taxes                  $           --   $      12,502
                                                 --------------   -------------

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING
  AND FINANCING ACTIVITIES:

   During the three  months  ended March
     31, 2000,  the Company  capitalized
     as   additional   paid-in   capital
     $104,255   of  an  amount   due  to
     related party

See accompanying notes to unaudited condensed financial statements.

ADNET, S. DE R.L. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
(In U.S. Dollars)


1. NATURE OF BUSINESS, BASIS OF PRESENTATION AND FOREIGN CURRENCY FINANCIAL STATEMENTS

      NATURE OF BUSINESS -- Adnet, S. de R.L. de C.V. (the Company) was established on June 6, 1996 and commenced operations on August 1, 1996. The Company is engaged in selling advertising space on the Internet to customers throughout Mexico. For operating purposes, the Company receives the services of internet access and advertising page design from a related party.

      On March 1, 2000, the stockholders agreed to change the Company's form of business entity from a stock corporation with variable capital to that of a limited liability company. The accompanying condensed financial statements are presented as if the Company was a limited liability company for all periods presented.

      BASIS OF PRESENTATION -- The Company maintains its books and records in Mexican pesos and prepares its primary financial statements in accordance with accounting principles generally accepted in Mexico ("Mexican GAAP"). The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") and have been converted into U.S. dollars as discussed below. The most significant differences between Mexican GAAP and U.S. GAAP as they relate to the Company are (i) Mexican GAAP recognizes the comprehensive effects of inflation on financial statements and (ii) through December 31, 1999, Mexican GAAP recognizes deferred income taxes and employee profit-sharing using the partial liability method. Effective January 1, 2000, Mexican GAAP recognizes deferred income taxes and employee profit-sharing using the full accrual method.

      The unaudited condensed financial statements of the Company included herein have been prepared in accordance with U.S. GAAP and have not been audited. Certain information and footnote disclosures normally prepared in accordance with U.S. GAAP have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information not misleading. The condensed balance sheet at December 31, 1999 is derived from the December 31, 1999 audited financial statements but does not include all disclosures required by U.S. GAAP. These unaudited condensed financial statements should be read in connection with the Company's audited financial statements and notes thereto as of and for the year ended December 31, 1999.

      The unaudited condensed financial information included herein reflects all adjustments, consisting only of normal recurring adjustments, which are necessary, in the opinion of management, for a fair presentation of the Company's financial position and results of operations and comprehensive
      (loss) income, changes in stockholders' equity (deficiency) and cash flows for the interim periods presented. The results of operation for interim periods are not necessarily indicative of the results to be expected for an entire year.

      FOREIGN CURRENCY FINANCIAL STATEMENTS -- The Company's functional currency is the Mexican peso. Accordingly, the unaudited condensed financial statements presented herein have been translated from Mexican pesos into U.S. dollars using (i) current exchange rates for asset and liability accounts and (ii) the weighted average exchange rate of the reporting period for revenues and expenses. The result of translation is recorded as a component of other comprehensive income (loss) on the statement of operations and comprehensive loss.

      The condensed financial statements should not be construed as representation that Mexican pesos have been, could have been or may in the future be converted into U.S. dollars at these or any other exchange rates.

      Relevant   exchange  rates  used  in  the  preparation  of  the  financial statements were as follows (Mexican pesos per one U.S. dollar):

      Current exchange rate at December 31, 1999                        Ps. 9.60
      Current exchange rate at March 31, 2000                           Ps. 9.40
      Weighted average exchange rate for the three months
      ended March 31, 1999                                             Ps. 10.05
      Weighted average exchange rate for the three months
      ended March 31, 2000                                              Ps. 9.53


2.    ACCOUNTS RECEIVABLE

                                                 DECEMBER 31,         MARCH 31,
                                                     1999               2000
      Trade                                      $    70,640       $   986,615
      Trade, recoverable in goods and services       112,917           144,148
      Recoverable taxes                                4,453             4,548
      Offices and employees                           20,276            27,028
                                                 -----------       -----------
                                                     208,286         1,162,339

      Less - allowance for doubtful accounts         (43,163)          (44,081)
                                                 -----------       -----------
                                                 $   165,123       $ 1,118,258
                                                 ===========       ===========

As of March 31, 2000, the Company has signed customer contracts with a value of $3,807,210. Such amount is not included in the unaudited condensed financial statements because the Company has not rendered the service or received any payment as of March 31, 2000.

3.    STOCKHOLDERS' (DEFICIENCY) EQUITY

      a.    Common stock consists of the following:

                                                                 AMOUNT
                             NUMBER OF      BUSINESS    DECEMBER 31,   MARCH 31,
                              SHARES        INTEREST       1999          2000
                            DECEMBER 31,    MARCH 31,
                               1999           2000

            Fixed capital           500            1   $      6,558    $   6,558
            Variable capital      2,000            1         25,349      376,413
                            -----------  -----------   ------------    ---------

             TOTAL                2,500            2   $     31,907    $ 382,971
                            ===========  ===========   ============    =========

      In 1999, common stock consists of nominative common shares, fully subscribed and paid for, with a value of one hundred Mexican pesos for each share. At March 31, 2000, common stock consists of two nominative common business interests, fully subscribed and paid for.

      b. At the stockholders' meeting held on March 1, 2000, the following resolutions were adopted:

            1. Increase variable capital by $351,064 (par value) through issuance of 33,000 ordinary nominative shares in exchange for cash received.

            2. Cash contributions of $1,417,023 and the capitalization of $104,255 of payable to related party, were made in accordance with the requirement of a purchase and sale contract with a third party (see Note 6).

            3. It was agreed to change the Company's form of business entity from a stock corporation with variable capital to that of a limited liability company. As a result, the Company's bylaws were amended and the shares representing capital stock were converted into business interests. Therefore, the certificates of outstanding shares were canceled.

            4. It was agreed to sell the business interests representing the Company's capital stock to a third party.

4.    BALANCES AND TRANSACTIONS WITH RELATED PARTIES

      a. The following summarizes accounts receivable from and payable to related parties:

                                              DECEMBER 31,    MARCH 31,
                                                 1999           2000
            Payable:
              (1) Frecuencia Modulada
                  Mexicana, S.A. de C.V.      $     345,861  $     156,671
              (1) Frecuencia Modulada
                  Cuernavaca, S.A.                       --            243
              (2) Harry Moller Publicidad,
                  S.A. de C.V.                      116,465         25,480
              (1) Videomol, S.A. de C.V.             11,260             --
              (1) Stercorey Acapulco, S.A.
                  de C.V.                                --            574
              (1) MVS Multivision, S.A. de
                  C.V.                                1,137          1,161
              (1) Telerey, S.A. de C.V.                 195         83,030
                                              -------------  -------------
                                              $     474,918  $     267,159
                                              =============  =============

              (1) Affiliate
              (2) Stockholder

      b.    Transactions with related parties were as follows:

                                                      THREE MONTHS ENDED
                                                  MARCH 31,        MARCH 31,
                                                    1999             2000
            Advertising revenues               $      296,540      $      40,010
            Advertising services                      250,752            875,984
            Interest                                      287              1,284
            Commissions                                67,259                 --
            Other services paid                        35,275                 --

      c. Beginning January 1, 2000, the Company entered into advertising contracts with two affiliates for a duration of ten years. The cost and amount of these services will be determined based on a budget each year.

5.    INCOME TAXES

      Deferred income taxes (IT) and employee statutory profit-sharing (ESPS) components consist of the following temporary differences:

                                         DECEMBER 31,                   MARCH 31,
                                             1999                         2000
                                                    ASSETS (LIABILITIES)
                                        IT           ESPS             IT           ESPS
      Current:
        Deferred advertising
         revenues                     $  641,409    $  183,260    $  1,263,487    $  360,996
        Prepaid expenses                (121,666)      (34,762)       (137,809)      (40,491)
        Difference between
         book and tax bases of
         equipment                         3,931            --           4,979            --
        Provision for vacation and
         vacation premium                    374           107           1,215           347
        Allowance for doubtful
         accounts                         15,107         4,316          15,428         4,409
        Other reserves                        48            14
                                      ----------    ----------    ------------    ----------

        Total current
         deferred tax assets          $  539,203    $  152,935    $  1,147,300    $  325,261
                                      ==========    ==========    ============    ==========

      Employee statutory profit-sharing was determined by applying the statutory rate of 10% to the profit-sharing base determined in accordance with the applicable law.

6.    SUBSEQUENT EVENTS

      On April 6, 2000, Grupo MVS, S.A. de C.V. and Harry Moller Publicidad, S.A. de C.V., the stockholders of the Company consummated the transactions contemplated by a purchase and sale contract with a third party for the business interests representing the Company's capital stock.

                                   * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Adnet, S.A. de C.V.:

We have audited the accompanying balance sheets of Adnet, S.A. de C.V. (a 51% owned subsidiary of Grupo MVS, S.A. de C.V.) as of December 31, 1999 and 1998, and the related statements of operations and comprehensive loss, stockholders' deficiency and cash flows for the years then ended, all expressed in U.S. dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Mexico, which are substantially similar to those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Adnet, S.A. de C.V., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's functional currency is the Mexican peso. However, the Mexican economy was considered highly inflationary during the year ended December 31, 1998. As a result, the 1998 financial statements have been remeasured from Mexican pesos into U.S. dollars as if the U.S. dollar was the functional currency using (i) current exchange rates for monetary asset and liability accounts, (ii) historical exchange rates for nonmonetary asset and liability accounts, (iii) historical exchange rates for revenues and expenses associated with nonmonetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. The resulting remeasurement gain was recorded in results of operations for the year ended December 31, 1998. Effective January 1, 1999, the Mexican economy is no longer considered to be highly inflationary. Accordingly, the financial statements for the year ended December 31, 1999 have been translated from Mexican pesos into U.S. dollars using (i) current exchange rates for asset and liability accounts and (ii) the weighted average exchange rate of the reporting period for revenues and expenses. The result of translation is recorded as a component of other comprehensive loss on the statement of operations and comprehensive loss.


/s/ DELOITTE & TOUCHE
Mexico, D.F., Mexico

April 7, 2000

ADNET, S.A. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
(In U.S. Dollars)


ASSETS                                          1999             1998
CURRENT ASSETS:
   Cash and cash equivalents                 $       100,416  $       190,577
   Accounts receivable - net (Note 3)                165,123          255,467
   Prepaid expenses                                  544,077          501,928
   Deferred income taxes (Note 6)                    692,138          278,485
                                             ---------------  ---------------
      Total current assets                         1,501,754        1,226,457

EQUIPMENT - Net (Note 4)                             141,089          147,835
                                             ---------------  ---------------

TOTAL                                        $     1,642,843  $     1,374,292
                                             ===============  ===============


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Accrued expenses and taxes                $        93,335  $        94,655
   Deferred advertising revenues                   1,832,597          990,249
   Income tax payable                                101,406           54,660
   Employee statutory profit-sharing payable          30,956           18,618
   Due to related parties (Note 5)                   474,918          661,030
                                             ---------------  ---------------
      Total current liabilities                    2,533,212        1,819,212
                                             ===============  ===============

STOCKHOLDERS' DEFICIENCY:
   Common stock, Mexican peso 100 par value,
      2,500 shares issued, authorized and
      outstanding                                     31,907           31,907
   Accumulated deficit                              (917,987)        (476,827)
   Accumulated other comprehensive loss               (4,289)              --
                                             ---------------  ---------------
      Total stockholders' deficiency                (890,369)        (444,920)
                                             ---------------  ---------------

TOTAL                                        $     1,642,843  $     1,374,292
                                             ===============  ===============

See accompanying notes to financial statements.

ADNET, S.A. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 1999 AND 1998
(In U.S. Dollars)


                                                1999             1998
REVENUES:
   Advertising (Note 5)                      $     2,414,841  $       900,126
   Other                                              95,598           12,379
                                             ---------------  ---------------
                                                   2,510,439          912,505
                                             ---------------  ---------------

COST AND EXPENSES (Note 5):
   Costs of services                                 518,798          403,571
   Selling and administrative expenses             2,630,723          989,645
                                             ---------------  ---------------
                                                   3,149,521        1,393,216
                                             ---------------  ---------------

OPERATING LOSS                                      (639,082)        (480,711)
                                             ---------------  ---------------

OTHER (EXPENSE) INCOME:
   Interest (expense) income - net                    (1,038)          22,089
   Remeasurement gain                                     --           38,509
                                             ---------------  ---------------
                                                      (1,038)          60,598
                                             ---------------  ---------------

LOSS BEFORE INCOME TAXES                            (640,120)        (420,113)
                                             ---------------  ---------------

INCOME TAXES (Note 6):
   Current expense                                   101,300           62,583
   Deferred benefit                                 (300,260)        (153,166)
                                             ---------------  ---------------
                                                    (198,960)         (90,583)
                                             ---------------  ---------------

NET LOSS                                            (441,160)        (329,530)

OTHER COMPREHENSIVE LOSS - Foreign currency
  translation adjustments                             (4,289)              --
                                             ---------------  ---------------

COMPREHENSIVE LOSS                           $      (445,449) $      (329,530)
                                             ===============  ===============

See accompanying notes to financial statements.

ADNET, S.A. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEARS ENDED DECEMBER 31, 1999 AND 1998
(in U.S. Dollars)

                                                            Accumulated
                                                               Other          Total
                           Common Stock      Accumulated   Comprehensive   Stockholders'
                         Shares    Amount      Deficit          Loss        Deficiency

BALANCE, JANUARY 1,
1998                       2,500   $  31,907   $  (147,297)  $        --   $  (115,390)

Net loss                                          (329,530)           --      (329,530)
                        --------   ---------   -----------   -----------   -----------

BALANCE, DECEMBER 31,
1998                       2,500      31,907      (476,827)           --      (444,920)

Net loss                                          (441,160)                   (441,160)

Other comprehensive
loss foreign currency
translation adjustment                                            (4,289)       (4,289)
                        --------   ---------   -----------   -----------   -----------

BALANCE, DECEMBER 31,
1999                       2,500   $  31,907   $  (917,987)  $    (4,289)  $  (890,369)
                        ========   =========   ===========   ===========   ===========

See accompanying notes to financial statements.

ADNET, S.A. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999 AND 1998
(in U.S. Dollars)

                                                        1999          1998
OPERATING ACTIVITIES:
  Net loss                                          $ (441,160)   $ (329,530)
  Adjustments to  reconcile  net loss to
  net  cash  (used  in)   provided  by
  operating activities:
   Depreciation                                         80,323        72,960
   Remeasurement gain                                                (38,509)
   Deferred income taxes and statutory profit
   sharing                                            (389,972)     (199,959)
   Provision for vacations and vacation premium          1,069         3,705
   Labor obligations                                       138            --
   Changes in operating assets and liabilities:
    Accounts receivable - net                           97,874      (159,876)
    Prepaid expenses                                   (23,421)     (469,663)
    Accrued expenses and taxes                          (4,686)       23,641
    Deferred advertising revenues                      791,812       791,971
    Income tax payable                                  43,952        60,096
    Employee statutory profit-sharing payable           11,451        20,469
    Due to related parties                            (195,700)      415,286
                                                    ----------    ----------
     Net cash provided by operating activities         (28,320)      190,591
                                                    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
Acquisitions of equipment                              (67,050)       (6,399)
                                                    ----------    ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                  5,209       (21,749)

CASH AND CASH EQUIVALENTS:
  (Decrease) increase                                  (90,161)      162,443
  Beginning of year                                    190,577        28,134
                                                    ----------    ----------

  End of year                                       $  100,416    $  190,577
                                                    ==========    ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest            $   (3,459)   $       --
                                                    ==========    ==========

See accompanying notes to financial statements.

ADNET, S.A. DE C.V.
(A 51% OWNED SUBSIDIARY OF GRUPO MVS, S.A. DE C.V.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
(in U.S. Dollars)


1. NATURE OF BUSINESS, BASIS OF PRESENTATION AND FOREIGN CURRENCY FINANCIAL STATEMENTS

      NATURE OF BUSINESS -- Adnet, S.A. de C.V. (the Company) was established on June 6, 1996 and commenced operations on August 1, 1996. The Company is engaged in selling advertising space on the Internet to customers throughout Mexico. For operating purposes, the Company receives the services of Internet access and advertising page design from a related party.

      On March 29, 1999, Grupo Teleradio, S.A. de C.V. (former holding company) sold its shares in Adnet, S.A. de C.V. to its parent company Grupo MVS, S.A. de C.V. Therefore from this date the Company became a 51% owned subsidiary of Grupo MVS, S.A. de C.V.

      BASIS OF PRESENTATION -- At December 31, 1999 and 1998, the Company's deficit exceeds two-thirds of its common stock balance. Under Mexican law, this condition permits the Company's stockholders, creditors and other interested parties to force the Company into dissolution. In addition, the Company (i) has a working capital deficiency of $1,031,458 and $592,755 at December 31, 1999 and 1998, respectively, (ii) incurred a net loss of $441,160 and $329,530 for the years ended December 31, 1999 and 1998, respectively, (iii) has a history of incurring net losses and (iv) has generated negative cash flows from operations of $28,320 for the year ended December 31, 1999. However, management believes the Company has the continued support of its stockholders to fund current operations and pay obligations as they become due (See Note 7). Therefore, the financial statements are presented assuming the Company will continue as a going concern.

      The Company maintains its books and records in Mexican pesos and prepares its primary financial statements in accordance with accounting principles generally accepted in Mexico ("Mexican GAAP"). The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") and have been converted into U.S. dollars as discussed below. The most significant differences between Mexican GAAP and U.S. GAAP as they relate to the Company are i) Mexican GAAP recognizes the comprehensive effects of inflation on financial statements and ii) Mexican GAAP recognizes deferred income taxes and employee profit-sharing using the partial liability method.

      FOREIGN CURRENCY FINANCIAL STATEMENTS -- The Company's functional currency is the Mexican peso. However, the Mexican economy was considered highly inflationary during the year ended December 31, 1998. As a result, the 1998 financial statements have been remeasured from Mexican pesos into U.S. dollars as if the U.S. dollar was the functional currency using (i) current exchange rates for monetary asset and liability accounts, (ii) historical exchange rates for nonmonetary asset and liability accounts,
      (iii) historical exchange rates for revenues and expenses associated with nonmonetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. The resulting remeasurement gain was recorded in results of operations for the year ended December 31, 1998.

      Effective January 1, 1999, the Mexican economy is no longer considered to be highly inflationary. Accordingly, the financial statements for the year ended December 31, 1999 have been translated from Mexican pesos into U.S. dollars using (i) current exchange rates for asset and liability accounts and (ii) the weighted average exchange rate of the reporting period for revenues and expenses. The result of translation is recorded as a component of other comprehensive income on the statement of income and comprehensive income.

      The financial statements should not be construed as representation that Mexican pesos have been, could have been or may in the future be converted into U.S. dollars at these or any other exchange rates.

      Relevant   exchange  rates  used  in  the  preparation  of  the  financial statements were as follows (Mexican pesos per one U.S. dollar):


                                                           1999        1998

      Current exchange rates at December 31,             Ps. 9.60    Ps. 9.95
      Weighted average exchange rate                     Ps. 9.61    Ps. 9.71


2.    SIGNIFICANT ACCOUNTING POLICIES

      A summary of the significant accounting policies used in the preparation of the accompanying financial statements follows:

      a. CASH EQUIVALENTS - The Company considers all highly-liquid temporary investments with original maturities of three months or less to be cash equivalents.

      b. CONCENTRATION OF CREDIT RISK - The Company conducts its business based upon ongoing evaluations of its customers' financial condition and generally does not require collateral. The Company does not believe that significant risk of loss from a concentration of credit risk exists given the number of customers that comprise its customer base. However, a significant portion of the Company's customers are concentrated in Mexico and the ability of Mexican customers to pay the Company's account receivable depends, in part, upon the general condition of the Mexican economy.

      c.    EQUIPMENT   -   Equipment   is  stated  at  cost  less   accumulated
            depreciation. Depreciation is computed by the straight-line method, based on the estimated useful lives of the assets, as follows:


                                              Years

            Furniture and fixtures              12
            Computers                            3

      d. DEFERRED INCOME TAX AND EMPLOYEE STATUTORY PROFIT-SHARING - The Company recognizes deferred income tax and employee statutory profit-sharing assets and liabilities relative to the future tax consequences of temporary differences between the financial statement carrying amount of assets and liabilities and their respective income tax or employee statutory profit-sharing bases, measured in accordance with enacted income tax and employee statutory profit-sharing rates. Deferred income tax and statutory profit-sharing assets are reduced by any benefits that are not expected to be realized.

      e. LABOR OBLIGATIONS - The Company does not have a formally established pension plan. According to the Mexican federal labor law, in the event of dismissal or death of an employee or resignation after 15 years of service, the Company must pay a seniority premium equal to a lump sum payment of 12 days' wages for each year worked, on the basis of the latest salary. Maximum salary is limited to double the legal minimum wage. Seniority premium cost is recognized over the employees' years of service.

            The Company also provides severance payments, mandated by Mexican law, to all its employees. Such benefits consist of a one-time payment of three months' wages plus 20 days' wages for each year of service, payable upon involuntary termination without cause. Severance payments are charged to results when determined to be payable.

      f.    ACCUMULATED   OTHER   COMPREHENSIVE   LOSS   -   Accumulated   other
            comprehensive   loss  consists  of  foreign   currency   translation
            adjustments at December 31, 1999.

      g. REVENUE RECOGNITION - The Company's revenues are derived principally from the sale of advertisement and are recognized ratably over the period of time in which the advertisement is displayed, provided that the Company has no obligations remaining at the end of period and collection of the resulting receivable is probable. Revenue related to the design, coordination and integration of the customer's content is recognized ratably using the percentage of completion method. Revenues from barter transactions are recognized during the period in which the advertisements are displayed on the Company's websites. Barter transactions are recorded at the estimated fair market value of the goods or services received or the estimated fair market value of the advertisements given, whichever is more readily determinable. No gain or loss was recognized on these barter transactions for the years ended December 31, 1999 and 1998. Payments received from advertisers prior to displaying their advertisements on the Company's network are recorded as unearned revenues.

      h. USE OF ESTIMATES AND ASSUMPTIONS - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      i. RECLASSIFICATIONS - Certain 1998 amounts have been reclassified to conform with the 1999 presentation.


3.    ACCOUNTS RECEIVABLE

      Accounts receivable consists of the following at December 31:


                                                        1999         1998
      Trade                                         $   70,640   $  146,652
      Trade, recoverable in goods and services         112,917      106,370
      Related parties (Note 6)                              --          103
      Recoverable taxes                                  4,453           --
      Officers and employees                            20,276        1,669
      Other                                                 --          673
                                                    ----------   ----------
                                                       208,286      255,467

      Less - allowance for doubtful accounts           (43,163)          --
                                                    ----------   ----------

                                                    $  165,123   $  255,467
                                                    ==========   ==========

4.    EQUIPMENT

      Equipment consists of the following at December 31:


                                                        1999         1998
      Furniture and fixtures                         $  48,417    $  31,874
      Computers                                        308,288      246,415
                                                     ---------    ---------
                                                       356,705      278,289

      Accumulated depreciation                        (215,616)    (130,454)
                                                     ---------    ---------

      Net                                            $ 141,089    $ 147,835
                                                     =========    =========

5.    BALANCES AND TRANSACTIONS WITH RELATED PARTIES

      a. The following summarizes accounts receivable from and payable to related parties:


                                                        1999         1998
      Receivable:
      (2)  MVS Multivision, S.A. de C.V.             $      --    $     103
                                                     =========    =========

                                                            1999         1998
      Payable:
      (2)  Frecuencia Modulada Mexicana, S.A. de C.V.    $ 345,861    $ 508,811
      (1)  Grupo MVS, S.A. de C.V.                              --       94,615
      (2)  Harry Moller Publicidad, S.A. de C.V.           116,465       45,801
      (2)  Videomol, S.A. de C.V.                           11,260       10,864
      (2)  Comband, S.A. de C.V.                                --          924
      (2)  MVS Multivision, S.A. de C.V.                     1,137           --
      (2)  Telerey, S.A. de C.V.                               195           15
                                                         ---------    ---------

                                                         $ 474,918    $ 661,030
                                                         =========    =========

      (1)   Parent company
      (2)   Affiliate

      b.    Transactions with related parties were as follows:


                                                        1999         1998
      Advertising revenues                           $ 631,374    $ 449,928
      Advertising services                            (510,823)    (531,860)
      Interest                                          (3,459)       2,860
      Commissions                                       (7,284)     (32,502)
      Other services paid                              (45,073)     (32,641)

      c. The Company receives advertising services from affiliates. The respective contracts are of indefinite duration. Through 1998, the services amount was determined based on a percentage over the Company's billing. Since January 1, 1999, the services amount is determined based on the higher of an amount based on the operating income of the year or the price of the spots transmitted by the affiliate.

      d. The Company receives designing of advertising pages services from a related party. Through 1998, the amount of the services was determined based on a percentage over the Company's billing; since January 1, 1999 the amount of the services is determined based on the higher of an amount determined based on the operating income of the year or the amount on the price of the service.


6.    INCOME TAXES

      Effective January 1, 1999, the statutory income tax rate in Mexico changed from 34% to 35%. Under the new law, 32% (30% after 1999) of taxable income is payable to the Mexican government no later than the due date of the income tax return. The remaining 3% (5% after 1999) of taxable income (the deferred payment) is payable to the Mexican government upon the payment of dividends; consequently, such amounts are included in deferred income taxes. The effect of this tax rate change on deferred income tax assets and liabilities was accounted for in December 1998 when the new tax law was enacted.

      Income tax benefit for the years ended December 31, 1999 and 1998 was comprised of the following:


                                                        1999         1998
      Current income tax expense                     $ 101,300    $  62,583
      Deferred income tax benefit                     (300,260)    (146,978)
      Effect of income tax rate change                      --       (6,188)
                                                     ---------    ---------

      Total income tax benefit                       $(198,960)   $ (90,583)
                                                     =========    =========

      The difference between the effective income tax rate and the statutory rates each year is a result of inflation gains and losses recorded for Mexican tax purposes and certain permanent nondeductible items.

      Deferred income taxes (IT) and employee statutory profit-sharing (ESPS) components consist of the following temporary differences:


                                          1999                         1998
                                                 ASSETS (LIABILITIES)
                                     IT           ESPS            IT            ESPS
      Current:
        Deferred advertising
         revenues               $    641,409   $   183,260   $     336,809   $    96,231
        Prepaid expenses            (121,666)      (34,762)       (121,478)      (34,708)
        Difference between book
         and tax bases of
         equipment                     3,931            --              --            --
        Provision for vacation
         and vacation premium            374           107           1,260           371
        Allowance for doubtful
        accounts                      15,107         4,316              --            --
        Other                             48            14              --            --
                                ------------   -----------   -------------   -----------

        Total current deferred
        tax assets              $    539,203   $   152,935   $     216,591   $    61,894
                                ============   ===========   =============   ===========

      In connection with the functional currency change on January 1, 1999 the Company recorded an additional deferred tax asset of $23,681, which was credited to other comprehensive loss.

      Employee statutory profit-sharing was determined by applying the statutory rate of 10% to the profit-sharing base determined in accordance with the applicable law.

      Stockholders' equity, except paid-in capital and tax retained earnings adjusted for inflation in accordance with Mexican tax law, will be subject to a 35% dividend tax, payable by the Company, when distributed to stockholders. In addition, dividends paid to foreign individuals or residents are subject to a 7.57% withholding tax if the profits come from years prior to 1999 and 7.69% if the profits were generated after 1998.


7.    SUBSEQUENT EVENTS

      a. A stockholders' meeting was held on March 1, 2000, where the following resolutions were adopted:

            1.    Increase   variable  capital  by  Ps.  3,300,000  through  the
                  issuance of 33,000 ordinary nominative shares.

            2.    Cash contributions of Ps. 14,300,000 were made.

            3. It was agreed to change the Company's form of business entity from a stock corporation with variable capital to that of a limited liability company.

            4. As a result of the change mentioned in the point 3 above, the Company's bylaws were amended and the shares representing capital stock were converted into business interests. Therefore, the certificates of outstanding shares at December 31, 1999 were canceled.

            5. It was agreed to sell the business interests representing the Company's capital stock to a third party.

      b. On April 6, 2000, Grupo MVS, S.A. de C.V. and Harry Moller Publicidad, S.A. de C.V., the holding companies, consummated the transactions contemplated by a purchase and sale contract with a third party for the business interests representing the Company's capital stock.

                                  * * * * * *

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999 and the three months ended March 31, 2000 assume that the acquisition of Adnet occurred as of January 1, 1999. The Pro Forma Condensed Consolidated Balance Sheet at March 31, 2000 assumes that the acquisition of Adnet occurred on March 31, 2000. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based on future events and future analysis.

The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements of StarMedia and the related notes thereto which are included in StarMedia's Form 10-K as filed with the Securities and Exchange Commission and the audited and unaudited financial statements of Adnet that are filed herewith.

The Pro Forma Consolidated Financial information does not purport to present what StarMedia's results of operations would actually have been if the Adnet acquisition had occurred on the assumed dates, or to project StarMedia's financial condition or results of operations for any future period.

(b)   PRO FORMA FINANCIAL INFORMATION

                             STARMEDIA NETWORK, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000

                               STARMEDIA      ADNET                         PRO FORMA
  ASSETS                       HISTORICAL     HISTORICAL   ADJUSTMENTS      CONSOLIDATED
  ------                       ----------     ----------   -----------      ------------

Current Assets:

  Cash and cash equivalents    $230,032,000   $1,052,000   $(5,000,000)(a)  $226,084,000
  Accounts receivables, net      11,959,000    1,118,000            --        13,077,000
  Other current assets            5,200,000    1,867,000            --         7,067,000
                               ---------------------------------------------------------
Total current assets            247,191,000    4,037,000    (5,000,000)      246,228,000

Fixed assets, net                41,077,000      155,000            --        41,232,000
Intangible assets, net            4,985,000           --            --         4,985,000
Goodwill, net                    22,475,000           --    19,128,000 (a)    41,603,000
Other assets                     30,741,000           --            --        30,741,000
                               ---------------------------------------------------------
                               $346,469,000   $4,192,000   $14,128,000      $364,789,000
                               =========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Accounts payable             $ 11,791,000   $       --   $        --      $ 11,791,000
  Accrued expenses               30,417,000    1,178,000       250,000 (b)    31,845,000
  Loan payable, current portion   1,657,000           --            --         1,657,000
  Capital lease obligations,          7,000           --            --             7,000
    current portion
  Deferred revenues               1,491,000    1,894,000            --         3,385,000
                               ---------------------------------------------------------
  Total current liabilities      45,363,000    3,072,000       250,000        48,685,000

Long-term liabilities             1,973,000           --            --         1,973,000
Deferred rent                     1,448,000           --            --         1,448,000

Stockholders' Equity:
Preferred Stock, authorized
  100,000,000 shares:  Series
  199A Junior Non-Voting
  Convertible Preferred Stock,
  $.001 par value, 2,300,000
  shares authorized, 58,140
  shares outstanding                     --           --            --                --
Common stock, $.001 par value        65,000           --            --            65,000
Additional paid-in capital      488,615,000    1,904,000    (1,904,000)(c)
                                                            14,998,000 (a)   503,613,000
Deferred compensation            (6,351,000)          --            --        (6,351,000)
Other comprehensive loss           (239,000)     (20,000)       20,000 (c)      (239,000)
Accumulated deficit            (184,405,000)    (764,000)      764,000 (c)  (184,405,000)
                               ---------------------------------------------------------
Total stockholders' equity      297,685,000    1,120,000    13,878,000       312,683,000
                               ---------------------------------------------------------

Total liabilities and
stockholders' equity           $346,469,000   $4,192,000   $14,128,000      $364,789,000
                               =========================================================


                             STARMEDIA NETWORK, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                      STARMEDIA     ADNET                         PRO FORMA
                                      HISTORICAL    HISTORICAL  ADJUSTMENTS       CONSOLIDATED
                                      ----------    ----------  -----------       ------------

Revenues                              $20,089,000   $2,510,000            --       $22,599,000
Operating expenses:
   Product and technology development  33,192,000      519,000            --        33,711,000
   Sales and marketing                 53,399,000    2,630,000       (51,000)(e)    55,978,000
   General and administrative          15,318,000           --        51,000 (e)    15,369,000
   Non-recurring merger charges         1,613,000           --            --         1,613,000
   Depreciation and amortization        6,500,000           --     3,828,000 (d)    10,328,000
   Stock-based compensation expense     6,400,000           --            --         6,400,000
                                     ---------------------------------------      ------------
   Total operating expenses           116,422,000    3,149,000     3,828,000       123,399,000

                                     ---------------------------------------      ------------
Loss from operations                  (96,333,000)    (639,000)   (3,828,000)     (100,800,000)
Interest income (expense), net          5,891,000       (1,000)           --         5,890,000
                                     ---------------------------------------      ------------
Net loss before for
   income tax (expense) benefit       (90,442,000)    (640,000)   (3,828,000)      (94,910,000)
Income tax (expense) benefit             (231,000)     199,000            --           (32,000)
                                     ---------------------------------------      ------------
Net loss                              (90,673,000)    (441,000)   (3,828,000)      (94,942,000)
Preferred stock dividends and
   accretion                           (4,266,000)          --            --        (4,266,000)
                                     ---------------------------------------      ------------

Net loss available to common
   stockholders                      $(94,939,000)   $(441,000)   (3,828,000)     $(99,208,000)
                                     =======================================      ============

Basic and diluted net loss per
   common share                            $(2.31)                                      $(2.38)
                                     =======================================      ============

Number of shares used computing basic
   and diluted net loss per share      41,170,602                   469,577  (a)    41,640,179
                                     =======================================      ============

                             STARMEDIA NETWORK, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2000

                                       STARMEDIA     ADNET                        PRO FORMA
                                       HISTORICAL    HISTORICAL    ADJUSTMENTS    CONSOLIDATED
                                       ----------    ----------    -----------    ------------

Revenues                              $ 10,056,000   $1,501,000         --        $ 11,557,000
Operating expenses:
   Product and technology development   15,900,000       71,000                     15,971,000
   Sales and marketing                  18,587,000    1,422,000    (28,000)(e)      19,981,000
   General and administrative            8,075,000           --     28,000 (e)       8,103,000
   Depreciation and amortization         4,544,000           --    957,000 (d)       5,501,000
   Stock-based compensation expense      1,212,000           --         --           1,212,000
                                      ------------------------------------         -----------
   Total operating expenses             48,318,000    1,493,000    957,000          50,768,000

                                      ------------------------------------         -----------
(Loss) income from operations          (38,262,000)       8,000   (957,000)        (39,211,000)
Interest income, net                     3,143,000        7,000         --           3,150,000
                                      ------------------------------------         -----------
Net (loss) income before income tax
   benefit                             (35,119,000)      15,000   (957,000)        (36,061,000)
Income tax benefit                               -      138,000         --             138,000
                                      ------------------------------------         -----------
Net (loss) income                     $(35,119,000)  $  153,000   (957,000)       $(35,923,000)
                                      ====================================        ============
Basic and diluted net loss per common
   share                              $      (0.54)                               $      (0.55)
                                      ====================================        ============
Number of shares used computing basic
   and diluted net loss per share       64,639,789                 469,577 (a)      65,109,366
                                      ====================================        ============


NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For purposes of determining the pro forma effects of the Adnet acquisition on the Balance Sheet as of March 31, 2000 and on the Statements of Operations for the year ended December 31, 1999 and the three months ended March 31, 2000, the following pro forma adjustments have been made:

      (a) To reflect StarMedia's purchase of Adnet for $5 million in cash, 469,577 shares of StarMedia common stock, valued at approximately $14,998,000 or $31.94 per share and the related goodwill.

            Goodwill related to the Adnet Acquisition was calculated as follows:

            Cash consideration paid                          $  5,000,000
            Value of common stock issued                       14,998,000
            Expenses of acquisition                               250,000
                                                             ------------

            Total Consideration                                20,248,000

            Total value of net tangible assets acquired         1,120,000
                                                             ------------

            Goodwill                                         $ 19,128,000
                                                             ============


      (b) To record $250,000 in transaction costs related to the Adnet acquisition.

      (c)   To reflect the elimination of Adnet's stockholders' equity accounts.

      (d) To reflect the increase in amortization expense resulting from the preliminary purchase price accounting treatment of the acquisition. Goodwill related to the Adnet acquisition is being amortized over five years.

      (e) To reclass Adnet historical operating expenses to conform to StarMedia historical presentation.

                                 EXHIBIT INDEX

        Exhibit No.                Description                       Page
        -----------                -----------                       ----

           23.1            Consent of Deloitte & Touche               32